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                                                                     EXHIBIT 5.1

                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 Park Avenue
                            New York, New York 10178

                                                           June 15, 2001


Wit SoundView Group, Inc.
826 Broadway, Sixth Floor
New York, New York 10003

            Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to Wit SoundView Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8. The Registration Statement covers 29,850,000 shares of the Company's common stock, par value $0.01 (the "Plan Shares"), which, we have been advised, may be issued and sold upon exercise of options (the "Options") previously granted under the Company's Stock Incentive Plan with the approval of the plan administrator. We have been advised by the Company that the Options have exercise prices ranging from $5.31 to $17.06.

            We have examined the Registration Statement and copies, furnished to us by the Company, of the Stock Incentive Plan, the form of the Company's Stock Option Agreement, and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

            We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

            Based on the foregoing, we are of the following opinion:

      1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

      2. The Plan Shares have been duly authorized and, when issued upon payment of the appropriate exercise price in accordance with the terms of the Options, will be validly issued, fully-paid and non-assessable.
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            This opinion is limited to the General Corporation Law of the State of Delaware.

            We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,


                                          /s/ Morgan, Lewis & Bockius LLP